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                                  Exhibit 99.3

         Stock Order Form, Order Form Instructions and Certification

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STOCK ORDER FORM &                                     PS Financial, Inc.
CERTIFICATION FORM                                  (Proposed Holding Company
                                                    for Preferred Savings Bank)

Note: Please read this Stock Order Form Guide and Instructions on the back of this form before completion.
===============================================================================
Deadline
The Subscription and Community Offering ends at 0:00 p.m., Central time, XXXX xx, 1996. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
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Number of Shares

(1) Number of Shares                              Price Per Share                     (2) Total Amount Due
 ----------------------                                                                ----------------------
|                     |                                                               |                      |
|                     |             X                  $10.00                  =      |                      |
 ----------------------                                                                ----------------------


The minimum number of shares that may be subscribed for is 25 and the maximum purchase is 15,000 shares in the Subscription Offering and Community Offering, respectively. No person, together with associates of and persons acting in concert with such person, may purchase more than 90,000 shares of the Common Stock in the Subscription amd Community Offering. The price per share is based upon a valuation that is subject to review prior to filling individual stock orders.

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Method of Payment
(3) | | (I authorize Preferred Savings Bank to make withdrawals from my Preferred Savings Bank account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

(4) | | Enclosed is a check, bank draft or money order payable to PS Financial, Inc. Company for $____________ (or cash if presented in person.)


  Account Number(s)                                        Amount(s)
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 |                                                       |                    |
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 |                                                       |                    |
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 |                                                       |                    |
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 |                                                       |                    |
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 |                                                       |                    |
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 |                                                       |                    |
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 |                                                       |                    |
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                   Total Withdrawal                      |                    |
                                                          --------------------

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Purchaser Information

(5) | | Check here if you are a director, officer or employee of Preferred Savings Bank or a member of such person's immediate family.

    | | Check here if you are a depositor or a borrower and enter below information for all accounts you had at the Eligibility Record Date (March 31, 1995), Supplemental Eligibility Record Date (September
          30, 1996) or the Voting Record Date (XXXX xx, 1996). If additional space is needed, please utilize the back of this form. Please confirm account(s) by initializing here. ___________

          Account Title (Names on Accounts)            Account Number
    ------------------------------------------------------------------------
    |                                             |                         |
    |---------------------------------------------|                         |
    |                                             |                         |
     ------------------------------------------------------------------------
    |                                             |                         |
    |---------------------------------------------|                         |
    |                                             |                         |
     ------------------------------------------------------------------------

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(6) Stock Registration

Form of stock ownership
       |  | Individual            |  | Uniform Transfer to Minors         |  | Partnership
       |  | Joint Tenants         |  | Uniform Gift to Minors             |  | Individual Retirement Account
       |  | Tenants in Common     |  | Corporation                        |  | Fiduciary/Trust (Under Agreement Dated ________)



             ---------------------------------------------------------------------------------------------------------------------
                                                                             |
    (7)       Name                                                           | Social Security or Tax ID
             ----------------------------------------------------------------|----------------------------------------------------
                                                                             |
              Name                                                           | Daytime Telephone
             ----------------------------------------------------------------|----------------------------------------------------
                                                                             |
              Street Address                                                 | Evening Telephone
             ----------------------------------------------------------------|----------------------------------------------------
                                                                             |
              City                    State                Zip Code          | County of Residence
             ---------------------------------------------------------------------------------------------------------------------

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 NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria).

| | Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (i) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
- -----------------------------------------------------------------------------
ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated XXXX xx, 1996 and that I have reviewed all provisions therein and understand I may not change or revoke my order once it is received by Preferred Savings Bank. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Preferred Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out his item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
- -----------------------------------------------------------------------------

SIGNATURE Sign and date this form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. If you need help completing this Form, you may call the Stock Information Center at (312) XXX-XXXX.

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    |Signature                         Title (if applicable)        Date    |
    |                                                                       |
    |                                                                       |
    |-----------------------------------------------------------------------|
    |Signature                         Title (if applicable)        Date    |
    |                                                                       |
    |                                                                       |
     ------------------------------------------------------------------------



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
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                 Date Rec'd  ___/___/____  Order # __________ Batch # _________
OFFICE USE       Check #     ____________  Category _________
                 Amount $    ____________  Initials _________

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                            STOCK INFORMATION CENTER
                            4800 South Pulaski Road
                          Chicago, Illinois 60632-4195
                                 (312) XXX-XXXX

Item Instruction
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Items I and 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is 15,000 shares in the Subscription and Community Offering. No person, together with associates of and persons acting in concert with such person, may purchase more than 90,000 shares of the Common Stock in the Subscription Offering.

PS Financial, Inc. has reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part.

Item 3- Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Midwest Savings Bank. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form and payment in person to Preferred Savings Bank. Your funds will earn interest at Preferred Savings Bank's passbook rate, currently xxx% per annum.

Item 4- To pay by withdrawal from a savings account or certificate at Preferred Savings Bank, insert the account number(s) and the Amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5- Please check this box if you were a depositor on the Eligibility Record Date (March 31, 1995), and/or a depositor on the Supplemental Eligibility Record Date (September 30, 1996) or a depositor on the Voting Record Date (XXXX xx,
1996) and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

Items 6 and 7- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Midwest Savings Bank common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr." "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Offering Circular, you must take ownership in at least one of the account holder's name.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

          Account Title (Names on Accounts)            Account Number
     -----------------------------------------------------------------------
    |                                             |                         |
    |---------------------------------------------|                         |
    |                                             |                         |
    |-----------------------------------------------------------------------|
    |                                             |                         |
    |---------------------------------------------|                         |
    |                                             |                         |
    |-----------------------------------------------------------------------|
    |                                             |                         |
    |---------------------------------------------|                         |
    |                                             |                         |
    |-----------------------------------------------------------------------|
    |                                             |                         |
    |---------------------------------------------|                         |
    |                                             |                         |
     -----------------------------------------------------------------------




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Stock Ownership Guide
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Individual- The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants- Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common- Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account- Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Midwest Savings Bank does not offer a self-directed IRA. Please contact the Stock Information Center you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred by these transactions.

Uniform Gift to Minors- For residents of many state, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the Individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership- Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust- Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87


Definition of Associate
- -------------------------------------------------------------------------------
The term "associate" of a person is defined to mean (i)any corporation or other organization (other than the Primary Parties or a majority owned subsidiary of the Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii)any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan to the Primary Parties in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii)any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Primary Parties or any of their subsidiaries.

                               CERTIFICATION FORM
              (This Form Must Accompany A Signed Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF MIDWEST SAVINGS BANK ("MIDWEST SAVINGS") ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY, MIDWEST SAVINGS OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

I further certify that, before purchasing the shares of Common Stock of Midwest Savings, I received a copy of the Prospectus dated, XXXXX xx, 1996 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page X of the Prospectus:

1. Limited Growth Potential; Difficulty in Fully Leveraging Capital

2. Interest Rate Risk Exposure

3. Competition

4. Disparity Between BIF and SAIF Insurance Premiums

5. Takeover Defensive Provisions

6. Post Conversion Overhead Expense

7. Regulatory Oversight

8. Risk of Delayed Offering

9. Absence of Market for the Common Stock

10. Possible Consequences of Amendment to Plan of Conversion


- --------------------------------              --------------------------------
Signature                                     Signature

(Note: If stock is to be held jointly, both parties must sign)

Date:
      -------------------

(receipt of order letter - Preferred Savings Bank letterhead)

Date

Name
Address                                              Tax I.D. Number XXX-XX-XXX
City, State, Zip

                                Receipt of Order

This letter is to acknowledge receipt of your order to purchase stock offered by PS Financial, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a prioritized category described below. Acceptance of your order will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

Number of Shares Ordered:

Purchase Price Per Share:                            $10.00

Total Order Amount:                                  $_________

Date Order Received:                                  / /

Category Assigned:

Category Description

1. Eligible Account Holders as of March 31, 1995
2. Employee Stock Ownership Plan (ESOP)
3. Supplemental Account Holders as of September 30, 1996
4. Other Members as of         , 1996
5. Officers, Directors and Employees
6. General Public

If this does not agree with your records or if you have any questions, please call our Stock Information Center at (312) _______________. Thank you for your order.

Sincerely,


Kimberly P. Rooney
President and Chief Executive Officer